Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

CNL GROWTH PROPERTIES, INC.

All subsidiaries were formed in Delaware and all entities do business under the name listed.

GGT AHC Fairfield TX, LLC

GGT Castle Hills Holdings, LLC

GGT City Walk Holdings, LLC

GGT Cool Springs Holdings, LLC

GGT Crescent Alexander Holdings, LLC

GGT Crescent Alexander NC Venture, LLC

GGT Crescent Cool Springs TN Venture, LLC

GGT Crescent Crosstown FL Venture, LLC

GGT Crescent Crosstown Holdings, LLC

GGT Crescent Gateway FL Venture, LLC

GGT Crescent Gateway Holdings, LLC

GGT Fairfield TX Holdings, LLC

GGT Grand Lakes Holdings, LLC

GGT Gwinnett Center GA, LLC

GGT LMI City Walk GA, LLC

GGT Patterson Place Holdings, LLC

GGT Patterson Place NC Venture, LLC

GGT Spring Town Holdings, LLC

GGT Spring Town TX, LLC

GGT TRG Castle Hills TX, LLC

GGT TRG Grand Lakes TX, LLC

GGT Whitehall Holdings, LLC

GGT Whitehall Venture NC, LLC

Global Growth GP, LLC

Global Growth, LP

GR-105 LPHC, LLC

GR-105 Long Point Venture, LLC